**Turkana County Government and AmericaTowne, Holding, Inc.
Procedures for Delivery of Equipment and Payment Pursuant to the Award Letter, 25 May 2018, for Tenders TCG/MOW/37/2018-2019 and TCG/MOW/38/2018-2022**

This Memorandum Serves as a basis for completing the Partnership between Turkana County, Kenya, and AmericaTowne, Holdings Inc.

Pursuant to the Award Letter of 25 May 2018 from the Honorable Speaker of Turkana County Government approving the partnership with AmericaTowne, Holdings, Inc., and Turkana County Government for the purchase of equipment. The first Tender totaling 1.2 billion Kenya Shillings annually for two years. The Second Tender totals 900 million Kenya Shillings annually for four years.

The equipment will be provided under Tenders TCG/MOW/37/2018-2019 and TCG/MOW/38/2018-2022.

To ensure prompt delivery of required equipment, AmericaTowne, Holdings, Inc., and Turkana County Government agree that:

Turkana County Government and AmericaTowne, Holdings, Inc., will work closely together to ensure prompt and efficient fulfillment of the partnership and delivery of required equipment.

AmericaTowne, Holdings, Inc. will immediately take action to source the required equipment upon receipt of the required specifications from the Department of Procurement.

By June 8, 2018, AmericaTowne, Holdings, Inc. will present an invoice to the Turkana County Government Department of Finance for the total costs of the equipment under the Resolution.

Upon receipt of invoice by AmericaTowne Holdings, Inc., Turkana County Government Department of Finance will pay eighty percent (80%) of the total invoice for each tender in US Dollars to AmericaTowne, Holdings, Inc. as designated by AmericaTowne' Chief Executive Officer.

Upon receipt of initial funds of eighty percent (80%) of the invoice value, AmericaTowne Holdings, Inc., will within 30 days and or at the most expeditious time deliver the total equipment requested to Turkana County.

After delivery of all equipment requested, and upon AmericaTowne, Holding Inc. presenting its final invoice for each Tender to Turkana County Government, Turkana County Government Department of Finance will pay to AmericaTowne Holdings, Inc. the remaining payments of twenty percent (20%) in US Dollars for each invoice as designated by AmericaTowne' Chief Executive Officer.

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AMERICATOWNE HOLDINGS, INC.,
a Nevada corporation

By: Alton Perkins
Its: Chief Executive Officer
Dated: 5/25/18

COUNTY OF Turkana

By: H.E HON Josphat Koli Nanok
Its: Governor Turkana County
Dated: 26 May 2018